UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 28, 2025	0-7928
Date of Report (Date of earliest event reported)	Commission File Number

(Exact name of registrant as specified in its charter)

Delaware	11-2139466
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

305 N 54th Street Chandler, Arizona 85226
(Address of Principal Executive Offices) (Zip Code)

(480) 333-2200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.10 per share	CMTL	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The Amended Credit Agreement

On March 3, 2025, Comtech Telecommunications Corp. (the “Company”) entered into the Waiver and Amendment No. 2 to Credit Agreement (“Amendment No. 2”) with the lenders party thereto, TCW Asset Management Company LLC, as administrative agent (the “Administrative Agent”), and Wingspire Capital LLC (in such capacity, the “Revolving Agent” and, together with the Administrative Agent, the “Agents”) which amends that certain Credit Agreement, dated June 17, 2024, among the Company, the lenders party thereto and the Agents (as amended by that certain Waiver and Amendment No. 1 to Credit Agreement, dated October 17, 2024, the “Existing Credit Agreement” and, as amended by Amendment No. 2, the “Amended Credit Agreement”).

Amendment No. 2 waives certain defaults or events of default under the Existing Credit Agreement, including in connection with the Company’s Net Leverage Ratio and Fixed Charge Coverage Ratio covenants for the second fiscal quarter.

Amendment No. 2 also amends the Existing Credit Agreement to, amongst other things, (i) reduce the interest rate margins applicable to Term Loans (as described in further detail below), (ii) provide for the right to appoint an independent director to the Company’s board of directors following the earlier to occur of (x) an event of default or (y) any date selected by the Administrative Agent after May 31, 2025, (iii) permit the incurrence of $40.0 million of senior unsecured subordinated debt (as described in further detail below), (iv) suspend the fixed charge coverage ratio and the net leverage ratio covenants in the Amended Credit Agreement such that the next test will be for the quarter ending on October 31, 2025 (v) reduce the minimum quarterly average liquidity requirement from $20.0 million to $17.5 million and (vi) suspend the Company’s ability to pay interest in-kind until after the interest rate margins are tested based on Net Leverage Ratios.

The Amended Credit Agreement provides that the interest rate margins on the Term Loans are reduced from 13.00% to 10.50% per annum for SOFR Loans until the first business day of the month following October 31, 2025, when the Company has delivered financial statements demonstrating compliance with the financial covenants under the Amended Credit Agreement. If demonstrated, the interest rate margins revert to the margins provided under the Existing Credit Agreement with respect to Term Loans, specifically, (i) Base Rate Loans shall bear interest at the Base Rate plus an additional margin ranging from 7.50% to 9.00% and (ii) SOFR Loans shall bear interest at the Term SOFR rate plus an additional margin ranging from 8.50% to 10.00%, each depending on the Company’s Net Leverage Ratio during the applicable determination period ranging from 1.75x to 3.25x, respectively.

Amended Subordinated Credit Agreement

On March 3, 2025, the Company entered into the Waiver and Amendment No. 1 to Subordinated Credit Agreement (“Amendment No. 1”) with the guarantors party thereto, the lenders party thereto and U.S. Bank Trust Company, National Association, as agent (the “Subordinated Agent”), which amends that certain Subordinated Credit Agreement, dated October 17, 2024, among the Company, the guarantors party thereto, the lenders party thereto and the Subordinated Agent (the “Existing Subordinated Credit Agreement” and, as amended by Amendment No. 1, the “Amended Subordinated Credit Agreement”; the Amended Subordinated Credit Agreement, together with the Amended Credit Agreement, the “Credit Agreements”).

Amendment No. 1 (x) waives defaults or events of default under the Existing Subordinated Credit Agreement, including in connection with the Company’s Net Leverage Ratio and Fixed Charge Coverage Ratio covenants for the second quarter of fiscal 2025 and (y) amends the Existing Subordinated Credit Agreement to, amongst other things, (i) provide for the incurrence of a $40.0 million incremental facility (as described in further detail below) and (ii) suspend the fixed charge coverage ratio and the net leverage ratio covenants in the Credit Agreements such that the next test will be for the quarter ending on October 31, 2025.

Amendment No. 1 provides for an incremental subordinated unsecured term loan facility in the aggregate principal amount of $40.0 million (the “Incremental Subordinated Credit Facility”). The Company will use the net proceeds of the Incremental Subordinated Credit Facility to prepay approximately (i) $27.3 million of the outstanding Term Loans under the Amended Credit Agreement and (ii) $9.1 million of the outstanding Revolving Loans under the Amended Credit Agreement. As part of this prepayment, the Company will also permanently reduce its Amended Credit Agreement Revolving Commitments by approximately $3.2 million.

The Incremental Subordinated Credit Facility is subject to a Make-Whole Amount with respect to certain repayments or prepayments. The Make-Whole Amount is an amount equal to (i) from the closing date of the Incremental Subordinated Credit Facility (the “Incremental Closing Date”) through (but not including) the date that is 9 months thereafter, $40.0 million multiplied by 33.0%, (ii) from the date that is 9 months after the Incremental Closing Date through (but not including) the date that is the second anniversary of the closing date, $40.0 million multiplied by 50.0%, (iii) from the second anniversary of the Incremental Closing Date and thereafter, $40.0 million multiplied by 75.0% plus, in the case of clause (iii), interest accrued on $40.0 million at the Make-Whole Interest Rate (as defined below) starting on the second anniversary of the Incremental Closing Date and calculated as of any such date of determination. The Make-Whole Interest Rate is a rate equal to 16.0% per annum, which is increased by 2.0% per annum upon the occurrence and during the continuation of an event of default under the Amended Subordinated Credit Agreement.

The Incremental Subordinated Credit Facility has the same terms and is generally subject to the same conditions applicable to the existing subordinated term loans under the Amended Subordinated Credit Agreement. The other material terms of the Amended Subordinated Credit Agreement remain unchanged.

Terms used, but not defined, in this Form 8-K have the meanings set forth in the Amended Credit Agreement or the Amended Subordinated Credit Agreement, as applicable. The foregoing descriptions of the Credit Agreements are not complete and are qualified in their entirety by the actual terms of the Credit Agreements, copies of which are attached to this report as Exhibit 10.1 and Exhibit 10.2 and are incorporated herein by reference.

Changes to Convertible Preferred Stock

In connection with the transactions described above, on March 3, 2025, the Company and certain affiliates and related funds of Magnetar Capital LLC and White Hat Capital Partners LP (collectively, the “Investors”) agreed to change certain terms of the Company's Series B-2 Convertible Preferred Stock, par value $0.10 per share (the "Series B-2 Convertible Preferred Stock"). The changes provide (i) the holders of Series B-3 Convertible Preferred Stock (as defined below) with a board observer right and (ii) the Investors with certain information access rights. White Hat Capital Partners LP, one of the Investors, is affiliated with Mark Quinlan, a member of the Company's Board of Directors. To effect the changes described above, the Company and the Investors entered into a Subscription and Exchange Agreement (the “Subscription and Exchange Agreement”) pursuant to which the Investors (i) exchanged (the “Exchange”), in a transaction exempt from registration under the Securities Act of 1933, as amended, all of the 175,263.58 shares of Series B-2 Convertible Preferred Stock outstanding for 175,263.58 shares of the Company’s newly issued Series B-3 Convertible Preferred Stock, par value $0.10 per share, with an initial liquidation preference of $1,104.48 per share (the per share liquidation preference of the Series B-2 Convertible Preferred Stock as of the date of issuance), and (ii) received 2,916.76 additional shares of Series B-3 Convertible Preferred Stock (collectively, the “Series B-3 Convertible Preferred Stock”). The Company will not receive any cash proceeds from the exchange and issuance of Series B-3 Convertible Preferred Stock.

In connection with the closing of the Exchange, the Company entered into Voting Agreements, substantially consistent with existing agreements, with each of the Investors (together, the “Voting Agreements”), pursuant to which the Investors agreed, among other things, subject to the qualifications and exceptions set forth in the Voting Agreements, to vote their shares of Series B-3 Convertible Preferred Stock or shares issued upon conversion of the Series B-3 Convertible Preferred Stock that exceed, in the case of Magnetar, 16.50% of the Company’s outstanding voting power and, in the case of White Hat, 3.4999% of the Company’s outstanding voting power as of January 22, 2024, in the same proportion as the vote of all holders (excluding the Investors) of the Series B-2 Convertible Preferred Stock or the Company’s common stock, par value $0.10 per share (the “Common Stock”), as applicable. In connection with the Issuance, the existing voting agreements, each dated as of October 17, 2024, by and between the Company and the Investors party thereto (collectively, the “Prior Voting Agreements”), were terminated.

In connection with the closing of the Exchange, the Company also entered into a Registration Rights Agreement, substantially consistent with existing agreements, with the Investors, pursuant to which the Company granted the Investors certain customary registration rights with respect to the shares of Common Stock issued and issuable upon conversion of Series B-3 Convertible Preferred Stock and upon exercise of Warrants issued in substitution for the Series B-3 Convertible Preferred Stock in certain circumstances (described below).

The foregoing description of the Subscription and Exchange Agreement, Voting Agreements and Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the Subscription and Exchange Agreement, form of Voting Agreement and Registration Rights Agreement, which are attached hereto as Exhibit 10.3, 10.4 and 10.5, respectively, and are incorporated by reference herein.

In connection with the Exchange, the Company issued an aggregate of 178,180.34 shares of Series B-3 Convertible Preferred Stock to the Investors pursuant to the Certificate of Designations of the Series B-3 Convertible Preferred Stock (the “Certificate of Designation”) filed with the Secretary of State of Delaware on March 3, 2025 in accordance with the General Corporation Law of the State of Delaware (the “DGCL”).

Except for the changes described above, the powers, preferences and rights of the Series B-3 Convertible Preferred Stock are substantially the same as those of the Series B-2 Convertible Preferred Stock, including, without limitation, that the shares of Series B-3 Convertible Preferred Stock are convertible into shares of Common Stock at a conversion price of $7.99 per share of Common Stock (the same as the conversion price of the Series B-2 Convertible Preferred Stock, and subject to the same adjustments).

The foregoing description of the Series B-3 Convertible Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designations of the Series B-3 Convertible Preferred Stock, which is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Like the Series B-2 Convertible Preferred Stock, the Series B-3 Convertible Preferred Stock will provide for repurchase of the Series B-3 Convertible Preferred Stock at the Company’s option or the holders’ options upon the occurrence of specified asset sales. Upon the occurrence of such repurchases by an Investor or the Company, the Company will issue to each Investor whose shares of Series B-3 Convertible Preferred Stock were repurchased a warrant to purchase Common Stock (a “Warrant”). A Warrant will represent the right to acquire Common Stock, as further described in the Subscription and Exchange Agreement, for a term of five years and six months from the issuance of such Warrant, in the amount of (x) the aggregate Liquidation Preference of shares of Series B-3 Convertible Preferred Stock purchased by the Company divided by (y) the Conversion Price as of such Optional Repurchase Date or the Optional Call Date, subject to adjustments set forth in the Warrant, and with an initial exercise price equal to the Conversion Price as of such Optional Repurchase Date or the Optional Call Date, as applicable, in each case, subject to adjustments substantially similar to the Series B-3 Convertible Preferred Stock. Capitalized terms used but not defined in this paragraph shall have the meanings ascribed to them in the Subscription and Exchange Agreement.

The foregoing description of the Warrant is not complete and is qualified in its entirety by reference to the form of the Warrant, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Following completion of the Exchange and promptly after the related cancellation of all the outstanding shares of Series B-2 Convertible Preferred Stock, the Company will file a Certificate of Elimination of Series B-2 Convertible Preferred Stock of the Company (the “Certificate of Elimination”) with the Secretary of State of Delaware as part of the Company’s Certificate of Incorporation in accordance with the DGCL.

The foregoing description of the Certificate of Elimination does not purport to be complete and is qualified in its entirety by reference to the form of Certificate of Elimination which is attached hereto as Exhibit 3.2 and is incorporated by reference herein.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 1.02. Termination of a Material Definitive Agreement.

The disclosure required by Item 1.02 of Form 8-K is incorporated herein by reference to the disclosure set forth in Item 1.01 of this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by Item 2.03 of Form 8-K is incorporated herein by reference to the disclosure set forth in Item 1.01 of this Current Report on Form 8-K.

Item 3.02. Unregistered Sales of Equity Securities

The disclosure required by Item 3.02 of Form 8-K is incorporated herein by reference to the disclosure set forth in Item 1.01 of this Current Report on Form 8-K.

Item 3.03. Material Modification to Rights of Security Holders

The disclosure required by Item 3.03 of Form 8-K is incorporated herein by reference to the disclosure set forth in Item 1.01 of this Current Report on Form 8-K.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director

On February 28, 2025, David B. Kagan notified the Company of his resignation as a member of the Company’s Board of Directors, effective February 28, 2025. Mr. Kagan’s resignation was not the result of any disagreement or dispute with the Company on any matter relating to the Company’s operations, policies or practices.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The disclosure required by Item 5.03 of Form 8-K is incorporated herein by reference to the disclosure set forth in Item 1.01 of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Designations designating the Series B-3 Convertible Preferred Stock
3.2	Form of Certificate of Elimination eliminating the Series B-2 Convertible Preferred Stock
4.1	Form of Warrant Agreement
10.1	Waiver and Amendment No. 2 to Credit Agreement, dated as of March 3, 2025, by and among Comtech Telecommunications Corp., as borrower, the lenders named therein, TCW Asset Management Company LLC, as term loan agent, and Wingspire Capital LLC, as revolving agent
10.2	Waiver and Amendment No 1. to Subordinated Credit Agreement, dated as of March 3, 2025, by and among Comtech Telecommunications Corp., as borrower, the guarantors named therein, the lenders named therein, and U.S. Bank Trust Company, National Association, as agent.
10.3	Subscription and Exchange Agreement, dated as of March 3, 2025, by and among Comtech Telecommunications Corp. and the Investors named therein
10.4	Form of Voting Agreement
10.5	Registration Rights Agreement, dated as of March 3, 2025, by and among Comtech Telecommunications Corp. and the Investors named therein
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 4, 2025

COMTECH TELECOMMUNICATIONS CORP.

By:	/s/ Michael A. Bondi
	Name:	Michael A Bondi
	Title:	Chief Financial Officer